FORM SB-2
PART 1 - INFORMATION REQUIRED IN PROSPECTUS
Item 1.
Front of Registration Statement and Outside Front Cover of
Prospectus.
Valhalla Motion Pictures Inc.

$5,000,000 Regulation A Offerings

$1,700,000 Series A Offerings

680 Series A  13% Cumulative Debenture Notes

Valhalla Motion Pictures Inc., a California Corporation, is offering 680 Series A, 13% cumulative debenture Notes in a best effort underwriting offering. The offering is the first of three Series. The entire offering including the Series A offering is $5 million.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall therefore become effective in accordance with section 8(a) of the securities Act of 1933 or until the registration statement shall become effective on such date as the commission acting pursuant to said section
8(a), may determine.

Investing on these Debenture Notes involves a high degree of risk. See "Risk Factors".

Per Debenture
	Total

Offering Price						$2,500
	$1,700,000
Discount and Commission to Underwriters		$   400
	$   272,000
Offering Proceeds to Project				$2,100
	$1,428,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Notes matures in 24 months and subject to redemption, without premium, after the last Interest payment date.

Canon Securities LLC expects to deliver the debenture Notes to investors on August 16, 2001.

Canon Securities LLC
_______________


March 15, 2001


Item 2.

Inside Front and Outside Back Cover Pages of Prospectus


TABLE OF CONTENTS


											Page

The Company.......................		8

Industry Overview......................		8

Management's Discussion And Analysis.............		9

Officer, Directors And Key Advisors..............		11

Competitive Advantage....................		14

Sources And Use Of Proceeds..................		15

The Offering........................		16

Description Of Debentures Notes...............		18

Risk Factors.........................		21

Appendix A..........................		25

Appendix B..........................		27

Appendix C..........................		30

Appendix D..........................		31

Appendix E.........................		32

Appendix F.........................		33



Item 3.

Summary Information and Risk Factors

Competition
The motion picture industry involves a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. Accordingly, there can be no assurance as to the financial success of this film. The motion picture industry is extremely competitive. The film will vie for audience attention with many other motion pictures, many of which will be released by companies having financial resources that are substantially greater than those of the Company.

Nature of the Motion Picture Industry
The acquisition of movie scripts, development, casting, production and post-production is an inexact science and involves a high degree of risk. Studies show that log openings or number of showings is the best determinate of high grossing movies. The Company's goal is to finance twenty-five or more of these lower budget movies and maximize the number of log openings or number of showings.

Film Distribution
The Company intends to form alliances with third party distribution entities and license certain distribution rights in foreign territories through output arrangements or on a film-by-film basis. The competition for screens in the U.S. and internationally is often great, as the major motion picture firms are able to commit far greater resources towards the distribution of their films and tie up numerous screens for their premium pictures.

History of Marginal Profitability
The Company has a history of limited working capital. The
Company in the future may seek or secure debt and or equity from other sources in order to service this debt. There is no assurance that any other such financings will be available, or that they will be available on terms favorable to the Company.


Risk of Production and Distribution of Films
The cost of producing and distributing motion pictures has generally increased in recent years and may continue to increase in the future. The Company intends to use the monies from the Offering to produce and distribute full-length fixed budget pictures that have production and distribution budgets that are significantly less than the major industry average. There are numerous risks involved in producing and distributing films and, even if a film is produced, it may not be done on a timely or cost-effective basis and once distributed there is no guarantee that an audience will accept the film. A significant time may elapse
(8 - 12 months) between the expenditure of funds by the Company and the receipt of corresponding revenues. While individuals within the company do have identified and previously used distribution channels, there can be no assurance that the Company will recover its investment in the film.

Development Stage Company
The Company is a development stage company and has no history of operations. Accordingly, the Company has no operating history upon which an evaluation of its prospects can be based. Such prospect must be considered in light of the risk, expenses and difficulties frequently encountered in the establishment of a new business as well as the risk, expenses and difficulties encountered in the shift from a development stage company to a company with operating revenues. Proposed operations will be subject to all risks inherent in the establishment of a new business enterprise.

International Operations
A substantial portion of the films revenue will be derived from the international distribution of motion pictures.
These operations are subject to all risk attendant to international operation, including changes in foreign governments, international political and economic conditions, exchange control laws, imposition of quotas, and other factors beyond the Company's control.

Labor Considerations
Most actors in the film industry who will be involved with the film are members of the Screen Actor Guild, which bargains collectively with producers on an industry-wide basis from time to time. There is no assurance that labor difficulties will not adversely affect the production of the film.

Technological Developments
New technological developments will undoubtedly occur which will change the way films are made, distributed or exhibited. It is not possible to accurately forecast the effect that recent and future technological development will have on the value of the film.

No Public Market/Limitation on Transferability
There is no public trading market for the Notes of the Company. While it is the intention of the Company to seek to provide a public market for the Company's Notes in the future, there is no assurance that this will happen.

No Guarantee of Returns
Investing in films is a high-risk business. No assurance can be made or given that a purchase of Notes will realize any return on investment or the he, she or it will not lose his, her or its entire investment.

Interest and Principal Payments
Due to the start-up status of the Company and the uncertainties associated with its operations during that period of time, there can be no assurance that the Company will make those interest and/or principal payments on time or, in the event of sustaining significant losses from its operations, at any time in the future. Interest in these Notes is payable in arrears. However investors who anticipate the need for interest from their investment in the Company should not purchase the Notes offered hereby.




Financial Projections
The financial projections set forth in the materials accompanying this offering memorandum have been developed by the Company based wholly upon assumptions about potential revenues and expenses, and such assumptions may prove to be in part or wholly materially incorrect.
Investors should understand that such financial projections are estimates only, subject to all the uncertainties of projections for start-up enterprises, and that the actual results of operations may be materially different from the results shown or implied by such projections.

Best Effort Offering
No assurance can be given that all of the Notes being offered hereby will be sold. To the extent that investors subscribe to fewer than the maximum numbers of Notes offered hereby, some or all of the Company's business plan may be delayed or unfulfilled.



Item 3. (b)

Address and Phone Number of Executive Offices

			Valhalla Motion Pictures Inc.
			17011 Beach Blvd., Suite 900,
			Huntington Beach, CA 92647
			(714) 375 - 6641









(This space intentionally left blank)


Item 4.

Use of Proceeds

The following table sets forth the anticipated application of the estimated net proceeds from this Offerings. Many of the figures set forth are estimated and based on certain assumptions and cannot be precisely calculated at this time

Maximum
Proceeds
Assuming  680
Notes

Sources:

Gross Offering Proceeds
	$1,700,000
Offering Expenses:
	Placement Agent Commission(1)
272,000
	Reserve Fund (2)
122,400
Due Diligence(3)
51,000
Expenses(4)
102,000
Distribution/Show Expenses(5)
26,300

Total Sources (Net Offering Proceeds)
	$1,126,300





(1)	The shares are being offered on a "best effort"
basis through participation members (the Placement
Agent") of the National Association of Securities
Dealers, Inc ("NASD") who will be paid a commission of 16% of the price of each Note sold by such Placement
Agent.

(2)	Reserve fund. These funds are invested in
marketable fixed income securities.

(3)	The Placement Agent will also receive a non-
accountable expense or due diligence allowance equal to 3% of the purchased price of each Note sold by such Placement Agent.

(4)	Includes non-accountable expense allowance and
wholesaling commission and investment banking fee and other expenses, such as legal, accounting and printing, mailing, postage, communication.

(5)	These funds are invested in marketable fixed
income securities. Some of the important festivals include Berlin, Cannes, Los Angeles, Lucarino, New
York, Seattle, Sundance, Telluride, Toronto Venice,
Santa Barbara, Palm Springs International including hiring a local publicist for appropriate festival.




Item 5.

Determination of Offering Price.

The 680 Notes are priced to finance a full-length movie.
Each Note is priced at $2500.00.


Item 6.

Dilution.

Not Applicable.


Item 7.

Selling Security Holders

Not Applicable.



Item 8.

Plan Distribution

These Notes are offered as Best effort only through:
					Canon Securities LLC
					19700 Fairchild Road
					Suite 150
					Irvine, CA  92612

The two principals of Canon Securities each own 20% of Valhalla Motion Pictures Inc.
The managing member of Canon Securities LLC, as part of his fiduciary obligation to their clients and Valhalla
Motion Pictures Inc, shall oversee and monitor Valhalla
Motion Picture's Chief Financial Officer's responsibilities.



Item 8. (b)

Business Experience of Principal Underwriters

Mr. Art Okun
Art Okun is the President and Principal of Canon
Securities LLC. He has been a registered representative since 1992 with N. Y. Life Securities and has had principal experience since 1993 in Fixed Income, Private
Placement offerings and Equities. Mr. Okun is a 1984 graduate from Augsburg College in Minneapolis, Minnesota with a degree in Economics and Finance. Mr. Okun holds a Principal's Supervisory Series 24 license, General
Securities Series 7, Financial and Operations Principal
Series 27, Series 63, California Insurance Agent License, and he is a Chartered Financial Analyst Candidate. (CFA)
Mr. Okun is affiliated with Valhalla Motion Pictures and a fiduciary for both the underwriter and issuer, and has successfully participated in the funding of many fixed income bonds and (2) private placement offerings raising over $25 million.

Mr. Wes Kelley
Wes Kelley represents the investors in Valhalla Motion Pictures, Inc., as a fiduciary for the underwriter. Mr. Kelley is affiliated with Canon Securities, LLC, and holds a securities Principal's Supervisory Series 39 license along with Series 22 and 63 licenses. He is a 1975 graduate from San Francisco State University with a degree in Broadcast Communications and Advertising. During his broadcast internship Mr. Kelley gained practical experience in budgeting, writing, directing and producing corporate media, including instructional video programs and P.R. related materials. Mr. Kelley's education and background, combined with his experience as an accomplished musician and performer, provides investors with the unique advantage of an in-depth knowledge of both the investment and entertainment industry.

Item 8. (d)

Underwriter's Representative on the Board of Directors

The two principals of Canon Securities LLC are members of the board of Directors of Valhalla Motion Pictures Inc.

 Item 8. (e)

Indemnification of Underwriter

The issuer indemnifies Canon Securities LLC and it's controlling persons against any liability arising under the Securities Act.



Item 9.

Legal Proceedings

Certain legal matters, including the validity of the securities being issued, will be passed upon by a counsel. As of the date hereof, the Company has no pending litigation.

				Snell & Wilmer LLP
				Law Offices
				1920 Main Street, Suite 1200
				Irvine, California 92614


Item 10.

Directors, Executive Officers, Promoters and Control
Persons

Name				Age		Position
Mr. Ric Gallaher			47		President, CEO
Mr. Art Okun(1)			43		Vice President/
Secretary Treasurer
Mr. Wes Kelley(1)			49		Vice President
Mr. Anthony Cannella		44		Vice
President/Director/Post-Production
Mr. Richard McHugh		47		Vice President/Music
Supervisor

(1)	Member of audit committee

Mr. Anthony Cannella
Mr. Cannella has been involved with over 100 motion pictures in his career covering 25 years. He has directed two feature films (Sierra Quest, for PM Entertainment, and Rule No. 3 for Arrow Entertainment) and been
Assistant Director, Co-writer or Producer on 24 other films. As a film mixer and post-production supervisor, Mr. Cannella has 133 films to his credit.
Born in Pittsburgh, Pa., Anthony moved to Las Vegas out of high school in 1974 and began a career as a recording engineer in commercial advertising and music. He moved to Los Angeles in 1980 to expand his interest into films and post-production work. Mr. Cannella has 14 gold records to his credit as a music-recording engineer for Epic and Capital Records and worked with Michael Jackson as his personal engineer for 2 years. Mr. Cannella is currently producing and Co-directing a series for Showtime call
"The Voyeur". This series will air 27 episodes in the United States.

Mr. Richard McHugh
Mr. Richard (Rich) McHugh grew up in New York City and has seized every opportunity to expand his creative and business horizons as an accomplished musician of both individual songs and production soundtracks. In his prosperous career, Rich's talents have effortlessly spanned the fields of TV Commercial Productions, including McDonald's, Burger King, Chevrolet, Bordens,
Schafer Beer; Hit Broadway Show Productions, including "A
Chorus Line"; Video Productions, including the highly successful workout video series "Crunch" (5 years, 130 episodes), "Yoga Zone" (60 shows), "Playboy" (many productions); major Network TV Productions, including
"Brooklyn Bridge" (CBS), "A Year in a Life", "Sisters", and "Hollywood Safari" (14 episodes); and Feature Film
Productions, including "Moscow on the Hudson" (Robin
Williams), "Three Fugitives" (Nick Nolte/Martin Short),
"Mystic Pizza" (Julia Roberts), "Dream Team" (Michael
Keaton).  His most recent films include "Escape Under
Pressure", starring Rob Lowe, "Shark in a Bottle", starring Ben Gazarra and Danny Knucci from "Titanic".
Rich is currently working on an action Sci-Fi film tentatively titled "Epoch", starring Ryan O Neal and Brian Keith.
In addition to his business talents, Rich is deeply committed to community service, working with 15 children weekly. His valuable and extraordinarily diversified background, coupled with an uncompromising sense of integrity, and a charismatic personality bring a positive, vibrant and essential creative element to Valhalla Motion Pictures (PMP).


Mr. Ric Gallaher
Ric Gallaher acts as a liaison between the Movie and the investors. During his college years he worked in a local
TV station as a cameraman before moving to California in 1974 to pursue a music career. The 70's found Ric
Performing in venues that included the famous Cow Palace, Bill Graham's Winterland, and Golden Gate Park where he served as a singer, songwriter and guitarist for some of the most talented musicians in the world. Mr. Gallaher was a contracted staff composer for Columbia Pictures for two years and has numerous films to his credit; including
"King of the Gypsies" (Dino DeLaurentis 1977),
"Punchline" (Tom Hanks) and "Celloso" (2000 South
American).
Mr. Gallaher has composed songs for the Pointer Sisters, wrote the Title Cut for Timmy T's 2nd worldwide album, and has written, performed and produced music for TV and major motion pictures for over 25 years.
Mr. Gallaher also holds a securities Principal's
Supervisory Series 39 license along with Series 22 and 63 licenses. With his music background and securities background Ric provides a clear bridge between Show and Business.


Mr. Wes Kelley
Wes Kelley represents the investors in Valhalla Motion Pictures, Inc., as a fiduciary for the underwriter. Mr. Kelley is affiliated with Canon Securities, LLC, and holds a securities Principal's Supervisory Series 39 license along with Series 22 and 63 licenses. He is a 1975 graduate from San Francisco State University with a degree in Broadcast Communications and Advertising. During his broadcast internship Mr. Kelley gained practical experience in budgeting, writing, directing and producing corporate media, including instructional video programs and P.R. related materials. Mr. Kelley's education and background, combined with his experience as an accomplished musician and performer, provides investors with the unique advantage of an in-depth knowledge of both the investment and entertainment industry.



Mr. Art Okun
Art Okun is the President and Principal of Canon
Securities LLC. He has been a registered representative since 1992 with N. Y. Life Securities and has had principal experience since 1993 in Fixed Income, Private
Placement offerings and Equities. Mr. Okun is a 1984 graduate from Augsburg College in Minneapolis, Minnesota with a degree in Economics and Finance. Mr. Okun holds a Principal's Supervisory Series 24 license, General
Securities Series 7, Financial and Operations Principal
Series 27, Series 63, California Insurance Agent License, and he is a Chartered Financial Analyst Candidate. (CFA)
Mr. Okun is affiliated with Valhalla Motion Pictures and a fiduciary for both the underwriter and issuer, and has successfully participated in the funding of many fixed income bonds and (2) private placement offerings raising over $25 million.


Item 11.

Security Ownership of Certain Beneficial Owners and
Management


Title of Class
Name and
Address
Percent of
Class

Amount of
Shares
President /CEO
James P.
Gallaher
29821
Imperial
Drive
San Juan
Capistrano,
CA 92675
20%
170,000
Shares
Vice President /
Secretary Treasurer
Art Kingsley
Okun
177 22nd
Street, #30
Costa Mesa,
CA 92627
20%
170,000
Shares
Vice
President/Distribution
Wesley Kelley
208 19th
Street, #4
Huntington
Beach CA
92648
20%
170,000
Shares
Vice President /
Director / Post
Production
Anthony
Cannella
18024 West
Grace Lane
Canyon
Country, CA
91351
20%
170,000
Shares
Vice President / Music
Supervisor
Richard
McHugh
5323 Sailboat
Circle
Agoura Hills,
CA 91301
20%
170,000
Shares




Item 12.

Description of Securities

Series A 13% Cumulative Debenture Notes. Maturity is 24
Months. Cumulative cash dividends is paid out of funds and assets legally available from the movie, set at an annual rate of 13% per Note, with semi-annual payments in arrears commencing four months after the completion of the post-production work on the movie. The estimated time from script casting till final post-production is 8 months.
Accrued but unpaid dividends are payable upon redemption.
Interest accrual begins on final closing date.


Item 13.

Interest of Named Expert and Counsel

Not Applicable

Item 14.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

The issuer indemnifies Canon Securities LLC and it's controlling persons against any liability arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 15.

Organization Within Last Five Years

Not Applicable



Item 16.

Description of Business

Valhalla Motion Pictures, Inc., (the Company), is a
California S Corporation organized in 2001 to capitalize on a rising demand for low budget films by audiences worldwide. The Company's objective is to acquire full-length movie scripts and produce full-length, rated movies.
The target market for these movies are domestic theatrical, International theatrical, cable T.V. movie channels, International television channels, Direct-To-Video channels and Others. The Company has extensive contacts and working experience in the production and distribution of the under-
$2-million-segment of the independent film industry.
Valhalla Motion Pictures will draw upon existing relationships with recognizable writers, producers, directors and guild actors to create its low-budget films.
The Company expects to grow and achieve above-average financial returns by re-defining distribution to the market

Although it will use traditional methods of film making and distribution, Valhalla will build a brand name by utilizing never before tapped marketing, distribution and promotional venues. The company will also continue to research and explore new film making and marketing technologies, implementing them whenever it is deemed to be both advantageous and necessary to maintain its competitive and successful niche in the industry.


Item 16 (b)

Business of Issuer
The Company intends to capitalize on the growing demand for low budget independent films, without trying to compete head to head with the major studios. The Company's research has revealed that while major high budget films continue to be successful, there is a substantial market for lower budget independent films. The major studios cannot and will not compete in lower budget range, because of the enormous overhead and the economy of scale the major studio currently enjoy.

In implementing its business plan, the Company will finance and produce three lower budget movies. The long-term outlook is to fund 25 movies in 60 months. The Company will implement the same proven strategy which was utilized in movies such as the cult classic "Cellblock Sisters".
The Company will acquire proven scripts, cast relatively famous actors (not too-famous), state-of-the act special effects and combine all into a high quality full-length production on a controlled budgets.

The Company will seek strategic alliances with distribution companies, wherein the Company may still control distribution rights and implement its own marketing strategies, while having an agreement with the distribution entity to place the films in domestic theatrical, International theatrical, Cable T.V. movie channels, International Television Channels, Direct-To-Video Channels and others.




Implementing this business plan allow Valhalla Motion
Picture the potential for accelerated growth of revenue from each film financed. The Company will actively attend and feature the film in some of these important festivals that best suit the genre in Berlin, Cannes, Los Angeles, Lucarino, New York, Seattle, Sundance, Telluride, Toronto
Venice, Santa Barbara, Palm Springs International. This will improve development of major distribution channels.

Item 16 (c)
Annual report and audited financial statements will be voluntary sent to all investors. The public may read and copy any material filed with SEC at the SEC's Public
Reference Room at 540 Fifty Street, N.W., Washington D.C.
20549. The public may also obtain the information on the operation of the Public Reference Room by calling the SEC at (800)-SEC-0330.










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Item 17.

Management's Discussion and Analysis or Plan of Operation

The motion picture industry has always been dominated by a few large studios, however the research shows that the most significant change in the industry is the recent success of lower budget, independent films. An independent film is one that finds its production financing outside the large studio system. It may end up being distributed by a large studio, but the "negative cost" has been arranged from other sources. Many of the large production companies started as an independent studio with success of a single, low budget film.

Upon examining the box-office records of three hundred movies released between May 1985, and January 1986, two economists became convinced that film viewers were behaving like Einstein's random gas molecules movement. The evidence showed that audiences were repeatedly attracted to a small number of films. Four releases accounted for a fifth of the total box-office revenue over the sample period.

The chaos of the film industry has to do with the way millions of filmgoers and potential filmgoers exchange information. Since people don't know whether they will like a movie until they see it, they have to rely on what others tell them. If they hear good things from friends, critics, or whomever they will probably go and see the film; if they hear bad things, they won't. The Economists defined this process as "Information Cascade". Information Cascade, like droughts, are impossible to forecast. Just as a winter storm on the plains of Minnesota can affect the weather as far away as the eastern seaboard, the way in which filmgoers react to one movie can determine the fate of dozens of others. A hit or a flop is generated by an information cascade.

The yardstick definition of a high grossing movie is revenue equaling three times the production cost. Studies show that the mean of high grossing movies are dominated by big events and a sample standard deviation does exist. A regression analysis of these variables: budget, star power, log opening screen, sequel, genre, rating, year and a constant reveal that the highest predictive power for revenue is number of showings (log opening screen).

     Log Revenue {budget, star, log opening, sequel, genre, rating, year, and constant}

The above regression analysis concluded that budget is not a good predictor for high revenue. Star power tends to raise revenue, however the high price and production associated with high priced stars tend to outweigh its perceived benefits. Sequels, genre, rating, year have also been shown to be inferior predictors of high grossing movies.

Studies show that based on rating, the highest grossing movies are:

			Rating			% of High Grossing
			"G"				16%
			"PG"				16
			"R"				11
			"RX"				11
In implementing its business plan, the Company will finance and produce three lower budget movies. The long-term outlook is to fund 25 movies in 60 months. The breakeven point for high budget increases the likelihood of lower profits. An ideal budget range as depicted by three examples given production budget for the same screenplay, the box office grosses might look like this:

				Budget		Budget		Budget

				$500,000		$1,700,000
	$8,000,000
Box Office Gross		3,500,000		19,100,000
	29,000,000

Budget * 3 =
Breakeven Point		-1,500,000		-5,100,000
	-24,000,000

Box office Gross
After Breakeven		$2,000,000		$14,000,000
	$5,000,000

When a movie reaches approximately three times the film budget, in each of the three cases, there is a profit beyond the breakeven point for the investors. The Under $2 million budget full-length motion picture will realize a better-than expected profits.




(Box office gross are estimates. The underlying assumption requires that a distribution strategy actively pursue representation at festivals, create a "buzz", seek domestic theatrical distribution, foreign theatrical distribution, home video distribution, cables and other television distribution that best suit that particular motion picture)




Item 18.

Description of Property

Not Applicable.


Item 19.

Certain Relationship and Related Transaction

Not Applicable


Item 20.

Market for Common Equity and Related Stockholder Matters

Not Applicable


Item 21.

Executive Compensation

At the present time, all of the Company's officers and directors serve without compensation. Once the offering is funded, the officers and directors may be paid commensurate with their activities, experience and ability.

Item 22.

Financial Statement

The financial statement will be filed after December 30th
2001.


Item 23.

Changes In and Disagreements With Accountant on Accounting and Financial Disclosure.

Not Applicable



Item 24.

Indemnification of Director and Officers

Not Applicable

Item 25.

Other Expenses of Issuance and Distribution
									Amount
Due Diligence							 $ 51,000

Expenses
Registration fees
State taxes
Printing
Legal
Accounting
102,000

Distribution/Show Expenses
26,300
					TOTAL		$179,300




Item 26.

Recent Sales of Unregistered Securities

Not Applicable.


Item 27.

Exhibits

See exhibits.


Item 28.

Undertakings

Not Applicable.





Index of Exhibits







Underwriting Agreement


Articles of incorporation


By-Laws


Instrument Defining The Rights of Holders of
Debentures


Financials	Data




March 25, 2001



Art Okun, CEO
Canon Securities
19700 Fairchild Road, Suite 150
Irvine, CA  92612


Dear Mr. Okun:

This letter will serve to formalize our
understanding and agreement to have your firm Canon
Securities, LLC, underwrite Valhalla Motion
Pictures, Inc. ("VMP") Series "A", "B" and "C"
Debenture Notes.

This letter will confirm that we have agreed to the terms and compensation for the sale of Notes as outlined and disclosed in the VMP Private Placement
Memorandum.

We look forward to a mutually beneficial relationship.



Ric Gallaher, President
Valhalla Motion Pictures







SECRETARY OF STATE



I, BILL JONES, Secretary of State of California, hereby certify:

That the attached transcript of __2__ pages(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


				IN WITNESS WHEREOF, I execute this
				Certificate and affix the Great
Seal of the
				State of California this day of


						FEB 20 2001
				_________________________________

					Signed: Bill Jones
						Secretary of State
























ARTICLES OF INCORPORATION
OF
Valhalla Motion Pictures, Inc

The undersigned, a natural person, acting as an incorporator of a corporation under Title 1, Division 1, Chapter 2, California Corporations Code, adopt the following Articles of Incorporation of a business corporation:

Article I: The name of the corporation (hereinafter called the "corporation") is Valhalla Motion
Pictures, Inc.

Article II: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENRAL
CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

Article III: The name and address in the State of California of this corporation's initial agent for service of process is James P. Gallaher, whose street address is 17011 Beach Blvd. #900, Huntington
Beach, California 92647

Article IV: The total number of shares which the corporation shall have the authority to issue is one million (1,000,000), all of which are without par value and are classified as Common shares.

Article V: No holder of any of the shares of the corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the corporation may issue or sell, whether or not such shares are exchangeable for any shares of the corporation of nay other class or classes, and whether such shares are issued out of the number of shares authorized by the Article of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the corporation acquired by it after the issue thereof;
nor shall any holder of any of the shares of the corporation, as such holder, have any right to purchase or subscribe for any obligations which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from the corporation any shares of any class or classes.

Article VI: The period of duration of the corporation shall be perpetual.

Article VII: The personal liability of all the directors of the corporation for monetary damages hereby eliminated to the fullest extent allowed as provided by California General Corporation Law, as the same may be supplemented and amended.

Article VIII: The corporation shall, to the fullest extent legally permissible under the provision of the California Corporation Code, as the same may be amended and supplemented, shall indemnify and hold harmless any and all agents whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions as to action in his official capacity, and shall continue as to a person who has ceased to be director or official of the corporation . Such indemnification shall not extend to those acts as specified by Section 204 (a)(10) of the California Corporation Code. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

Executed on this 13th day of February, 2001


Signed
__________________________
Margaret Timmins, Incorporator




STATEMENT OF ORGANIZATION BY INCORPORATOR

The undersigned Incorporator of Valhalla Motion
Picture, Inc. (the "Corporation"), a California
Corporation organized under the General Corporation
Law, Title 1, Division 1, Chapter 2, California
Corporation Code, makes the following statement and takes the following action to organize said
Corporation:

FIRST: The Articles of Incorporation of Valhalla
Motion Pictures, Inc. were filed with the Secretary of State of California on this 16th day of February, 2001.

SECOND: the by-laws annexed hereto are hereby adopted as the By-Laws of the Corporation.

THIRD: The following named persons are hereby elected as Directors of the Corporation to hold office until the first annual meeting of shareholders and until their successors duly elected and qualified:

James P. Gallaher
Anthony Cannella
Richard McHugh
Wesley Kelley
Art Kingsley Okun

IN WITNESS WHEREOF, I have signed this instrument at West Windsor,
New Jersey, on this 16th day of February, 2001.



					Signed
				__________________________
Margaret Timmins, Incorporator


BYLAWS

OF

Valhalla Motion Pictures, Inc
(A California Corporation)

ARTICLE I. OFFICE

The principal office of the Corporation in the State of California is at 17011 Beach Blvd, #900,
Huntington Beach, California 92647.

		ARTICLE II. STOCKHOLDERS' MEETINGS

Section 1. Annual Meetings

(a)	The annual meeting of the Stockholders of
the Corporation, commencing with the year 2002 shall be held at the principal office of the Corporation in the State of California or ay any other place within or without the State of California as may be determined by the Board of Directors and as may be designated in the notice of that meeting.

The meeting shall be held on the first day in March of each year. If that day is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. The business to be transacted at the meeting shall be the election of directors and such other business as properly brought before the meeting.

(b)	If the election of directors shall not be
held on the day herein designated for any annual meeting, or at any adjournment of that meeting, the Board of Directors shall call a special meeting of the stockholders as soon as possible thereafter.

At this meeting the election of directors shall take place, and the election and any other business transacted shall have the same force and effect as at an annual meeting duly called and held.

(c)	No change in the time or place for a meeting
for the election of director shall be made within 20 days preceding the day on which the election is to be held. Written notice of any change shall be given each stockholder at least 20 days before the election is held, either in person or by letter mailed to the stockholder at the address last shown on the books of the corporation.

(d)	In the event the annual meeting is not held
at the time prescribed in Article II, Section
I(a) above, and if the Board of Directors shall not call a special meeting as prescribed in
Article II, Section I (b) above within three months after the date prescribed for the annual meeting, then any stockholder may call that meeting, and at that meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

Section 2. Special Meeting

Special meeting of the stockholders may be called by the President or by the holder of at least 10 percent (%) of the stock entitled to vote at that meeting. At any time, upon the written request of any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to send out notice of meeting, to be held within or without the State of California and at such time, but not less than 20 days nor more than 45 days after receipt of the request, as may be fixed by the Board of Directors. If the Board fails to fix a time or place, the meeting shall be held at the principal office of the Corporation at a time as shall be fixed by the Secretary within the above limits.

Section 3. Notice and Purpose of Meeting; Waiver

Each stockholder of record entitled to vote at any meeting shall be given in person, or by mail, or by prepaid telegram, written or printed notice of the purpose or purposes, and the time and place within or outside the State of California of every meeting of stockholders. The notice shall be delivered not less than 10 days nor more than 60 days before the meeting. If mailed or telegraphed, it should be directed to the stockholder at the address last shown on the books of the Corporation. No publication of the notice of meeting shall be required. A stockholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after the meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the stockholders.

Section 4. Quorum.

Except as otherwise provided by law, a quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares entitled to vote present in person or by proxy.

Section 5. Closing of Transfer Books; Record
Date.

(a)	In order to determine the holders of record
of the Corporation's stock who are entitled to notice of meeting, to vote at a meeting or its adjournment, to receive payment of any dividend, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors of the Corporation may order that the Stock Transfer Books be closed for a period not to exceed sixty days. If the purpose of this closing is to determine who is entitled to notice of a meeting and to vote at such meeting, the Stock Transfer Books shall be closed for at least thirty days preceding such meeting.

(b)	In lieu of closing the Stock Transfer Books,
the Board of Directors may fix a date as the record date for the determination of stockholders. This date shall be no more than sixty days prior to the date of the action which requires the determination, nor, in the case of a stockholders' meeting, shall it be less than thirty days in advance of such meeting.

(c)	If the Stock Transfer Books are not closed
and no record date is fixed for the determination of the stockholders of record, the date of which notice of the meeting is mailed, or on which the resolution of the Board of Director declaring a dividend is adopted, as the case may be, shall be the record date for the determination of stockholders.

(d)	When a determination of stockholders
entitled to vote at any meeting has been made as provided in this section, this determination shall apply to any adjournment of the meeting, except when the determination has been made by the closing of the Stock Transfer Books and the stated period of closing has expired.

Section 6. Presiding Officer; Order of Business.

(a)	Meetings of the stockholders shall be
presided over by the Chairman of the Board, or if he or she is not present, by the Chief Executive
Officer, or if not present, by the President, or if he or she is not present, by a Vice President or if neither the Chairman of the Board nor the Chief Executive Officer nor the President nor a Vice President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or, in her or his absence, an Assistant
Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the stockholders present at the meeting shall choose any person present to act as secretary of the meeting.

(b)	The order of business shall be as follows:
1.	Call of meeting to order.
2.	Proof of notice of meeting.
3.	Reading of minutes of last previous annual
meeting.
4.	Report of officers.
5.	Reports of committees.
6.	Election of directors.
7.	Miscellaneous business.





Section 7. Voting.

(a)	Except in the election of directors, at which
time the stockholders shall be entitled to cumulate their votes, and except as otherwise provided in the Articles of Incorporation, the Bylaws, or the laws of the State of California at every meeting of the stockholders, each stockholder of the Corporation entitled to vote at the meeting shall have, as to each matter submitted to a vote, one vote in person or by proxy for each share of stock having voting rights registered in his or her name on the books of the Corporation. A stockholder may vote his or her shares through a proxy appointed by a written instrument signed by the stockholder or by a duly authorized attorney-in-fact and delivered to the secretary of the meeting. No proxy shall be valid after three months from the date of its execution unless a longer period is expressly provided.

(b)	 A majority vote of those shares entitled to vote
and represented at the meeting, a quorum being present, shall be the act of the meeting except that in electing directors a plurality of the vote cast shall elect.


(c)	At all elections of directors, the voting shall
be by ballot.

Section 8. List of Stockholders.

(a)	A complete list of the stockholders of the
Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by, each stockholder shall be prepared by the Secretary, or other officer of the Corporation having charge of the Stock Transfer Books. This list shall be kept on file for period of at least thirty days prior to the meeting at the principal office of the Corporation and shall be subject to inspection during business hours of such period by any stockholder. This list shall also be available at the meeting and shall be open to inspection by any stockholder at any time during the meeting.

(b)	The original Stock Transfer Books shall be prima
facie evidence as to who are the stockholders entitled to examine the list or vote at any meeting of the stockholders.

(c)	Failure to comply with the requirement of this
section shall not effect the validity of any action taken at any meetings of the stockholders.










ARTICLE III. DIRECTORS

	Section 1. Numbers, Qualification, Term, Quorum, and
Vacancies.

(a)	The property, affairs and business of the
Corporation shall be managed by the Board of Directors of five persons. Except as provided, directors shall be elected at the annual meeting of the stockholders and each director shall serve for one year and/or until his or her successor shall be elected and qualify.

(b)	The number of directors may be increased or
decreased from time to time by an amendment to these Bylaws. Any increased number of directors shall be elected by the stockholders at the next regular annual meeting or at a special meeting called for that purpose. The authorized number of directors constituting the Board shall be at least three;
provided, however, that so long as the corporation has only one shareholder, the number may be one or two, and so long as the corporation has only two shareholders, the number may be two. Subject to the aforementioned provisions and subject to the provision of section 212 of the General Corporation
Law, the number of directors may be changed by an amendment of the Bylaws. No decrease in the authorized number of directors shall have the effect of limiting or ending the term of any sitting director.

(c)	Directors need not be stockholders of the
Corporation.


(d)	A majority of the directors in office shall be
necessary to constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, these shall be lees than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director or directors, although less than a quorum, may by a majority vote elect a successor or successors for the un-expired term or terms.

Section 2. Meetings.

Meetings of the Board of Directors may be held either within or without the State of California. Meetings of the Board of Directors shall be held at those times as are fixed from time to time by resolution of the Board. Special meetings may be held at any time upon call of the Chairman of the Board, the Chief Executive
Officer, The President, or a Vice President, or a majority of directors, upon written or telegraphic notice deposited in the U.S. mail or delivered to the telegraph company at least thirty days prior to the day of the meetings. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the stockholders.
Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors nor need notice be given of adjourned meeting, those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at any meeting.

Section 3. Removal

(a)	At any meeting of the stockholders, ay director
or directors may be removed from office, without
assignment of any reason, by a majority vote of the
shares or class of shares, as the case may be, which
elected the director or directors to be removed,
provided, however, that if less than all directors
are to be removed, no individual directors shall be
removed if the number of votes cast against her or
his removal would be sufficient, if cumulatively
voted at an election of the entire board, to elect
one or more directors.
(b)	When any director or directors are removed, new
directors may be elected at the same meeting of the stockholders for the un-expired term of the director or directors removed. If the stockholders fail to elect persons to fill the un-expired term or terms of the director or directors removed, these un-expired term shall be considered vacancies on the board to be filled by the remaining directors.

Section 4. Indemnification.

(a)	The Corporation shall indemnify each of his
directors, officers, and employee whether or not then in service as such (and his or her executor, administrator and heirs), against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or her is or was a director, officer or employee of the Corporation. The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to the Corporation for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as director, officer or employee by reason of willful misconduct, bas faith, gross negligence or reckless disregard of the duties of his or her office or employment. The right to indemnity for expenses shall also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement.

(b)	The foregoing right of indemnification shall be
in addition to, and not exclusive of, all other rights to that which such director, officer or employee man be entitled.

Section 5. Compensation.

Directors, and members of any committee of the Board of Directors, shall be entitled to any reasonable compensation for their services as directors and members of any committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending those meetings. The compensation of directors may be on any basis as determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 6. Committees.

(a)	The Board of Directors, by a resolution or
resolutions adopted by a majority of the members of
the whole Board, may appoint an Executive Committee,
and Audit Committee, and any other committees as it
may deem appropriate. Each committee shall consist
of at least three members of the Board of Directors.
Each committee shall have and may exercise any and
all powers as are conferred or authorized by the
resolution appointing it. A majority of each
committee may determine its action and may fix the
time and place of its meetings, unless provided
otherwise by the Board of Directors. The Board of
Directors shall have the power at any time to fill
vacancies in, to change the size of membership of,
and to discharge any committee.
(b)	Each committee shall keep a written record of its
acts and proceedings and shall submit that record to the Board of Directors at each regular meeting and at any other times as requested by the Board of Directors. Failure to submit the record, or failure of the Board of approve any action indicated therein will not, however, invalidate the action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as provided.

Section 7. Dividends.

Subject always to the provision of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if so, what part, of the funds legally available for payment of dividends shall be declared in dividends and paid to the stockholders of the Corporation. The
Board of Directors may fix a sum which may be set aside or reserve over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary this fund in the Board's absolute judgment and discretion.

		ARTICLE IV. OFFICERS.

Section 1. Number.

The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one and more Vice-Presidents, a Treasurer, a Controller, a Secretary, and one or more Assistant Secretaries. In additional, there may be such subordinate officer as the Board of Directors may deem necessary. Ant person may hold two, but no more than two, offices.

Section 2. Term of Office.

The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the stockholders' annual meeting, or as soon as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his or her successor shall have been chosen and qualified, or until his, death, resignation, or removal.

Section 3. Removal.

Any officer may be removed from office with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office.
Such removal shall not prejudice the contract right, if any, of the person so removed.

Section 4. Vacancies.

Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the Board of Directors..


Section 5. Duties.

(a)	The Chairman of the Board shall preside at all
meetings of the stockholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the president to sign all certificate, contracts, and other instrument of the Corporation which may be authorized by the Board of Directors.

(b)	The Chief Executive Officer shall have general
active management of the business of the corporation, and in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors; and shall see that all orders and resolutions of the Board of Directors are carried into effect.


(c)	The president, in the absence of the Chairman of
the Board, shall preside at all meetings of the stockholders and the Board of Directors. She or he have general supervision of the affairs of the Corporation, shall sign or countersign all certificate, contract, or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform any and all other duties as are incident to her or his office or are properly required of him or her by the Board of Directors.

(d)	The Vice-Presidents, in the order designated by
the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice-President shall have any other duties as are assigned from time to time by the Board of Directors.


(e)	The Secretary, the Treasurer, and the Controller
shall perform those duties as are incident to their offices, or are properly required of them by the Board of Directors, or are assigned to them by the Articles of Incorporation or these Bylaws. The
Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary, perform the duties as may be assigned by the Board of Directors.

(f)	Other subordinate officers appointed by the Board
of Directors shall exercise any power and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolution adopted from time to time.


(g)	In case of the absence or disability of any
officer of the Corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the power and duties of that officer to any other officer, or any director, or any other person whom it may select.

Section6. Salaries.

The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.


			ARTICLE V. CERTIFICATES OF STOCK


	Section 1. Form.

(a)	The interest of each stockholder of the
Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

(b)	The certificate of stock shall be signed by the
President or Vice- President and by the Secretary or and Assistant Secretary or the Treasurer, and sealed with the seal of the Corporation. This seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice-President,
Secretary, Assistant Secretary, or Treasurer upon that certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signatures has been place upon any certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if that officer had not ceased to be so at the time of its issue.

Section 2. Subscription for Shares.

Unless the subscription agreement provides other wise, subscription for shares, regardless of the time when they are made, shall be paid in full at the time, or in installments and at any period, as shall be specified by the Board of Directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the time class.

Section 3. Transfers.

(a)	Transfer of shares of the capital stock of
the Corporation shall be made only on the books of the Corporation by the registered owner, or by his or her duly authorized attorney, with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article of the Bylaws, and on surrender of the certificate or certificates for those shares properly endorsed with all taxes paid.

(b)	The person in whose name shares of stock
stand on the books of the Corporation shall be deemed by the Corporation to the owner thereof for all purposes. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the Secretary of the Corporation, or to the Corporation's transfer clerk or transfer agent, the entry of the transfer may record that fact.


	Section 4. Lost, Destroyed, or Stolen Certificates.

No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of that loss, destruction or theft, and if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and surety as the Board of Directors, if any, in its discretion, require.

Section 5. Transfer Agent and Registrar.

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.


		ARTICLE VI. CORPORATE ACTIONS.


	Section 1. Deposits.

The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.


	Section 2. Voting Securities Held by the Corporation.

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act, and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At that meeting the President shall possess and may exercise any and all rights and power incident to the ownership of those securities which the corporation might have possessed and exercised if it had been present. The
Board of Directors may, from time to time, confer like power upon any other person or persons.


			ARTICLE VII. CORPORATE SEAL

The corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center of which shall be inscribed the year of its incorporation and the words "Corporate Seal, Sate of California".

			ARTICLE VIII. AMENDMENT OF BYLAWS.

The Board of Directors shall have the power to amend, alter or repeal these Bylaws, and to adopt new Bylaws, from time to time, by an affirmative vote of a majority of the whole Board as then constituted, provided that notice of the proposal to make, alter, amend, or repeal the Bylaws was included in the notice of the directors' meeting at which such action takes place. At the next stockholders' meeting following any action by the Board of Directors, the stockholders, by a majority vote of those present and entitled to vote, shall have the power to alter or repeal Bylaws newly adopted by the Board of Directors, or to restore to the original status Bylaws which the Board may have altered or repealed, and the notice of such stockholders' meeting shall include notice that the stockholders will be called on to ratify the action taken by the Board of Directors with regard to the Bylaws.

I hereby certify that the foregoing is a full, true and correct copy of the Bylaws of Valhalla Motion
Pictures, Inc. a corporation of the State of California as in effect on the date hereof.

	WITNESS my hand and seal of the corporation this 20th day of March 2001.


					Art Kingsley Okun
				______________________________
						Secretary of
					Valhalla Motion Pictures,
Inc.


(SEAL)




The Rights of Holders of Debentures


Voting

Series A Note holders have no voting rights, except as otherwise provided by California General
Corporation Law. The Interest payment on the debentures is cumulative.



Valhalla Motion Pictures

Pro Forma Balance Sheets

							      2001

ASSETS
Current Assets:
	Cash and cash equivalents
	$1,551,300.00
	Short-term investments
26,300.00
Marketable investments
122,400.00
	Accounts receivable
	Other current assets
272,000.00
Total current assets
	$1,700,000.00
	Property and equipment, net
	Accumulated depreciation
	Other assets
Total assets
1,700,000.00

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
	Notes payable
	Current potion of long-term debt
110,500.00
	Account payable
153,000.00
	Accrued expenses
	Accrued compensation
	Deferred revenue
	Income taxes
Total Current Liabilities
263,500.00

Non-current Liabilities
	Long-term debt, less current portion
1,428,000.00
	Capital lease obligations
Other liabilities
	Deferred income taxes
STOCKHOLDERS' EQUITY
	Common stock, $.01 par value; 1,000,000 share
	  Authorized; 850,000 shares issued.
8,500.00
	Additional paid-in-capital
	Accumulated deficit
	Other equity
Total stockholders' equity
8,500.00
Total liabilities and stockholders, equity
$1,700,000.00

(Projected balance sheet upon completion of funding)




Calculation of Registration Fee
Title of
each class
of
securities
to be
registered
Dollar
amount to
be
registered
Proposed
maximum
offering
price per
unit
Proposed
maximum
aggregate
offering
price
Amount of
registration
fee
Debenture
Notes
$1,700,000
$2500.00
$2500.00
$425.00




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